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Jazz Semiconductor Questions & Answers

About the Companies

Q:	Who is Acquicor Technology Inc.?
A:
Acquicor (AMEX: AQR) is a company formed for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more domestic and/or foreign operating businesses in the technology, multimedia and networking sectors. The company was founded by seasoned industry executives, Gilbert F. Amelio, Ph.D., Ellen M. Hancock and Steve Wozniak.

Acquicor raised gross proceeds of $172.5 million through its March 2006 initial public offering, and $164.3 million was placed in the trust account pending the completion of a business combination. Since the offering Acquicor has dedicated its resources to seeking and evaluating business combination opportunities. For more information, please visit http://www.acquicor.com.

Q:	What is the background of the Acquicor Management Team?
A:
Gil Amelio is the former Chairman and Chief Executive Officer of Apple Computer, Inc. and former Chairman and Chief Executive Officer of National Semiconductor Corporation. Mr. Amelio also served as the President of Rockwell Communications Systems, a semiconductor manufacturing division of Rockwell International Corporation, which was later spun-off as Conexant Systems, Inc. In that capacity, Mr. Amelio was responsible for managing the manufacturing facility that is now operated by Jazz Semiconductor.

Ellen Hancock served as Chairman and CEO of Exodus Communications, an Internet system and network management company. Prior to that she was a Chief Technology Officer of Apple Computer, Inc. and Chief Operating Officer of National Semiconductor Corporation. Ellen also held various managerial and executive positions at IBM from 1966 to 1995, including a Senior Vice President and Group Executive position. Steve Wozniak is a co-founder of Apple Computer, Inc., an author and a philanthropist. Steve is an inductee of the Inventors Hall of Fame thanks to his design of Apple’s first personal computers.

Q:	Who is Jazz Semiconductor?
A:
Jazz Semiconductor is an independent wafer foundry primarily focused on specialty CMOS process technologies, including High Voltage CMOS, SiGe BiCMOS and RFCMOS for the manufacture of highly integrated analog and mixed-signal semiconductor devices. The company's specialty process technologies are designed for customers who seek to produce analog and mixed-signal semiconductor devices that are smaller and more highly integrated, power-efficient, feature-rich and cost-effective than those produced using standard process technologies. Jazz Semiconductor’s customers target the wireless and high-speed wireline communications, consumer electronics, automotive and industrial end markets. Jazz's executive offices and its U.S. wafer fabrication facilities are located in Newport Beach, CA. For more information, please visit http://www.jazzsemi.com

The Merger

Q:	Why is Acquicor interested in merging with Jazz Semiconductor?
A:
Acquicor believes that Jazz Semiconductor is poised to take advantage of growth opportunities for innovative specialty foundry services. Acquicor is very excited about leveraging Jazz Semiconductor's specialty process technologies and working with Jazz to optimize operations and expand fabrication capacity.

Q:	What are the financial details of the merger?
A:
Acquicor and Jazz Semiconductor have entered into a merger agreement under which Jazz Semiconductor will merge with a wholly owned subsidiary of Acquicor in an all-cash transaction valued at $260 million, subject to adjustment based on Jazz’s working capital and for possible future contingent payments.

Q:	Who will own the consolidated entity after the merger?
A:
Jazz Semiconductor’s shareholders will receive cash consideration for 100% of their shares, and the shareholder base of the consolidated entity will consist of the shareholders who currently own Aquicor’s publicly traded stock.

Q:	How will the merger be funded?
A:
Acquicor intends to fund the purchase price and its transaction costs and to provide additional capital for the growth and expansion of Jazz Semiconductor’s business through a combination of cash in the trust account, and third party financing. Wachovia Capital Finance (Western) has provided a commitment letter for a $65 million credit facility for the merged entity. The selling shareholders have agreed to provide up to $80 million of seller financing to complete the transaction, if necessary.

Q:	What are the benefits of the merger for Jazz Semiconductor?
A:
Over the past four years, the specialty process capabilities and the customer base of Jazz Semiconductor have grown considerably. As part of a public company, Jazz Semiconductor will have enhanced opportunities to build on the strong foundation they have already established and continue their commitment to customer service. This transaction benefits Jazz’ customers, employees and stockholders.

Both companies believe that the merger also provides many of the same benefits that would have been derived from Jazz Semiconductor’s previously planned initial public offering without the same level of market risk.

Q:	Why does current ownership of Jazz Semiconductor want to sell its interests in the company?
A:
Jazz Semiconductor was initially formed in March 2002 as a joint venture between The Carlyle Group, a global private equity firm, and Conexant Systems, Inc., a leading semiconductor supplier. The Carlyle Group invested in Jazz Semiconductor to facilitate the company’s transition from a captive manufacturing facility within Conexant to an independent semiconductor foundry. The transition has been successfully completed and has resulted in the expansion of Jazz Semiconductor’s business from a few customers at its inception to over 300 design wins with more than 95 customers to date.

Following Jazz Semiconductor’s formation, Conexant continued to maintain a significant ownership position in Jazz Semiconductor in order to support and derive financial benefit from its transition. Carlyle and Conexant each believe that Acquicor is well suited to manage the company through its next stage of long-term growth and find the liquidity provided by the merger attractive.

Q:	Will Jazz Semiconductor remain private or go public?
A:
Because Acquicor is a publicly traded company; privately held Jazz Semiconductor will no longer need to pursue its planned initial public offering and will withdraw its registration statement that was filed with the Securities and Exchange Commission.

Q:	When will the merger be completed?
A:	Completion of the merger is expected to occur in the first quarter of 2007, subject to a number of conditions.

Q:	What are the closing conditions?
A:
Closing conditions include approval of the merger by the stockholders of Acquicor, and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In addition, Acquicor will not complete the merger if public stockholders holding 20% or more of the stock issued in its initial public offering both vote against the merger and elect to convert their common stock into a pro-rata share of the funds in Acquicor’s trust account, as permitted by Acquicor’s charter.

Q:	What will be the ticker symbol of the combined company?
A:	Acquicor is currently traded on the American Stock Exchange (AMEX:AQR). If Acquicor changes its name following the merger, the ticker symbol may change as well.

Q:	How can I purchase Acquicor shares?
A:	Acquicor shares can be purchased in the open market through any registered broker.

Q:	How can I access Acquicor’s and Jazz Semiconductor’s SEC Filings?
A:	You can access Acquicor’s and Jazz Semiconductor’s filings at www.sec.gov.

Leadership

Q:	Who will manage the consolidated entity?
A:
Gilbert Amelio will continue in his role as the Chief Executive Officer and Chairman of the Board of Acquicor, the parent company of Jazz Semiconductor, following the completion of the merger. Ellen Hancock will continue to serve as the Chief Operating Officer and President of Acquicor and Steve Wozniak will continue to serve as the Chief Technology Officer of Acquicor.

Shu Li, President and Chief Executive Officer of Jazz Semiconductor since 2002, will continue in this role, supported by the Jazz Semiconductor management team.

Acquicor’s Board of Directors consists of Gil Amelio, Chairman of the Board; Ellen Hancock, Harold L. Clark, John P. Kensey and Moshe I. Meidar, and is expected to remain unchanged following the merger. Special advisors to Acquicor include George M. Scalise, President of the Semiconductor Industry Association, and Robert H. Miles, former professor of the Harvard Business School, former dean of Emory University’s Goizueta Business School and author of numerous books on corporate transformation.

Strategy and Operations

Q:	Will the business strategy of Jazz Semiconductor be changing as a result of the merger?
A:
Acquicor intends to continue to pursue many of the same strategies that Jazz Semiconductor already has been pursuing, including initiatives to improve profit margins and efficiency, expand its customer base and identify opportunities to obtain additional manufacturing capacity. Acquicor believes there are exciting opportunities in the next few years to grow Jazz Semiconductor’s business. Of course, Acquicor and Jazz Semiconductor’s business strategies may evolve and change over time.

Q:	How will the merger affect Jazz Semiconductor’s customers and partners? Will they need to do anything differently?
A:
The merger should be transparent to Jazz Semiconductor’s customers and partners and they should expect the same level of service, quality and support they have received in the past from Jazz Semiconductor.

Q:	Will the merged company continue running the business in Newport Beach or will it be moved?
A:
The current plan is for Jazz Semiconductor’s business to continue to be managed from Newport Beach. Just as Jazz Semiconductor currently reacts to market conditions, Acquicor and Jazz reserve the right to continue to do so in the future.

Q:	How will the merger affect Jazz Semiconductor’s facilities?
A:	The facilities will remain unaffected, including our Newport Beach facility and our relationships with our manufacturing partners.

Q:	Will this merger result in any job losses?
A:	There are no planned changes related to the merger.

General Questions

Q	What were Jazz Semiconductor’s revenue, EBITDA, operating earnings and net earnings for the first half of 2006?
A:
For the first six months of 2006, Jazz Semiconductor reported adjusted revenue and adjusted EBITDA of $116.6 million and $13.8 million respectively. (Please see the merger announcement press release issued by Acquicor and Jazz Semiconductor on September 26, 2006 for the reconciliation of these metrics with generally accepted accounting principles).

For the first six months of 2006, Jazz Semiconductor reported a GAAP operating loss and net loss of $15.5 million and $15.4 million, respectively (including a net non-recurring, non-cash charge of $16.3 million associated with the termination of the related party agreement).

Q:	How many employees does Jazz Semiconductor have?
A:	800+

Q:	How many fabs does Jazz Semiconductor operate?
A:
Jazz Semiconductor operates one manufacturing facility in Newport Beach, California and has been expanding its wafer capacity through manufacturing partnerships with Advanced Semiconductor Manufacturing Corporation (ASMC) and Hua Hong NEC Electronics Company (HHNEC) in Shanghai, China.

Q:	What is the total capacity of the fab in Newport Beach?
A:	The Newport Beach facility is capable of up to 17,000 wafers per month, based on a rich mix of specialty process technologies.

Q:	Who are Jazz Semiconductor’s major customers?
A:	Publicly announced customers include Skyworks Solutions, Inc., Conexant

Systems, Inc., Marvell Technology Group, Ltd., RF Micro Devices, Inc., Freescale Semiconductor, Inc., Airoha Technology Group, Xceive Corporation, Mindspeed Technologies, Inc., Micro Linear, RF Magic, Texas Instruments, DRS Systems and Rockwell Scientific.

Q:	Who are Jazz Semiconductor’s major competitors?
A:	Taiwan Semiconductor Manufacturing Corporation, United Microelectronics Corporation, Semiconductor Manufacturing International Corporation, Chartered Semiconductor Manufacturing Ltd., and IBM.

Q:	Who are Jazz Semiconductor’s target customers?
A:
The company’s specialty process technologies are designed for customers who seek to produce analog and mixed-signal semiconductor devices that are smaller and more highly integrated, power-efficient, feature-rich and cost-effective than those produced using standard process technologies. Jazz Semiconductor customers target the wireless and high-speed wireline communications, consumer electronics, automotive and industrial end markets.

Forward-looking Statements

This document, and other statements Acquicor or Jazz Semiconductor may make, including statements about the benefits of the proposed merger, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to Acquicor’s and Jazz Semiconductor’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “expect,” “anticipate,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Forward-looking statements are based largely on expectations and projections about future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. Acquicor’s or Jazz Semiconductor’s actual results could differ materially from those anticipated in forward-looking statements and you should not place any undue reliance on such forward looking statements. Factors that could cause actual performance to differ from these forward-looking statements include the risks and uncertainties disclosed in Acquicor’s and Jazz Semiconductor’s filings with the SEC. Acquicor’s and Jazz Semiconductor’s filings with the SEC are accessible on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date they are made. In particular, the anticipated timing and benefits of the consummation of the merger is uncertain and could be affected by many factors, including, without limitation, the following: (1) the scope and timing of SEC and other regulatory agency review, (2) Jazz Semiconductor’s future financial performance and (3) general economic and financial market conditions.

Additional Information and Where to Find It

In connection with the proposed merger and required stockholder approval, Acquicor intends to file with the SEC a proxy statement on Schedule 14A which will be mailed to the stockholders of Acquicor. INVESTORS AND SECURITY HOLDERS OF ACQUICOR ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will be mailed to the stockholders as of a record date to be established for voting on the proposed merger. Investors and security holders will be able to obtain free copies of the proxy statement, as well as other filed materials containing information about Acquicor, at www.sec.gov, the SEC’s website. Investors may also access the proxy statement and the other materials at www.acquicor.com, or obtain copies of such material by request to Acquicor’s Corporate Secretary at: Acquicor Technology Inc., 4910 Birch Street, #102, Newport Beach, CA 92660.

Acquicor and its officers and directors may be deemed to have participated in the solicitation of proxies from Acquicor's stockholders in favor of the approval of the merger. Information concerning Acquicor's directors and executive officers is set forth in the publicly filed documents of Acquicor. Stockholders may obtain more detailed information regarding the direct and indirect interests of Acquicor and its directors and executive officers in the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed by Acquicor with the SEC.

ThinkEquity Partners LLC, CRT Capital Group LLC, Wedbush Morgan Securities, GunnAllen Financial, Inc., the underwriters in Acquicor’s initial public offering, and Paul A. Pittman, a consultant to Acquicor and formerly a partner of ThinkEquity Partners LLC, may be deemed to be participants in the solicitation of proxies from Acquicor’s Stockholders in favor of the approval of the merger. Stockholders may obtain information concerning the direct and indirect interests of such parties in the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed by Acquicor with the SEC.